EXHIBIT 99.1


                         NORTHERN LIFE INSURANCE COMPANY
                     MINUTES OF ACTION BY WRITTEN CONSENT OF
                THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS

The undersigned, being all the members of the Executive Committee of the Board of Directors of Northern Life Insurance Company, consent to the adoption of the following resolutions:

     WHEREAS, the Company desires to develop and to become licensed to sell variable annuities in all jurisdictions where it is licensed to do business.

     BE IT RESOLVED, that the President and Secretary of the Company or their designees are hereby authorized and directed to take whatever actions and to execute whatever documents are necessary to become licensed to sell variable annuities in all jurisdictions where the Company is licensed to do business.

     BE IT RESOLVED, that pursuant to RCW 48.18A.020, as amended, the Company establish and operate, and the Company hereby establishes, a separate account, under the name Separate Account One (the "Account"), for assets to be held and applied exclusively for the benefit of the holders of variable annuity contracts issued by the Company and designated by the Company as contracts under which the dollar amount of benefits or other contractual payments or values shall vary so as to reflect the investment results of the Account, and the assets held in the Account shall not be chargeable with liabilities arising out of any other business the Company may conduct but shall be held and applied exclusively for the benefit of the holders of such contracts.

     BE IT RESOLVED, that the Account be registered as a unit investment trust form of investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and that application be made for exemptions from such provisions of the 1940 Act as the President or any Vice President of the Company may deem necessary or advisable.

     BE IT RESOLVED, that the President, any Vice President or Secretary of the Company are hereby authorized, for and on behalf of the Company, to execute and file with the Securities and Exchange Commission a registration statement on Form N-4, or other applicable forms, for the registration of the Account under the 1940 Act and to execute and file notification of claim of exemptions, or application for exemptions, from provisions of the 1940 Act, all in such form as such officer may approve, with such amendments, exhibits and other supporting documents thereto, and to execute and deliver all such other and further instruments and to take such other and further action in connection therewith, as such officer may deem necessary or advisable.

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     BE IT RESOLVED, that the President, any Vice President or Secretary of the
Company are hereby authorized, for and on behalf of the Company to execute and file with the Securities and Exchange Commission a registration statement on Form N-4, or other applicable form, for the registration under the Securities Act of 1933, as amended (the "1933 Act"), of variable annuity contracts to be issued by the Company in connection with the Account and accumulation units and other interests in the Account, in such form as such officer may approve, with such amendments, exhibits and other supporting documents thereto, and to execute and deliver all such other and further instruments and to take such other and further action in connection therewith, as such officer may deem necessary or advisable.

     BE IT RESOLVED, that Emily Davis and Michael S. Fischer are hereby designated as the persons authorized to receive notices and communications from the Securities and Exchange Commission with respect to such registration statements to be filed under the 1933 Act and 1940 Act, with the powers conferred upon them as such persons by the 1933 Act and 1940 Act and the rules and regulations of such Commission issued thereunder.

     BE IT RESOLVED, that Craig R. Rodby, Emily Davis, Michael S. Fischer and James E. Nelson, and each or any one of them, are hereby made, constituted and appointed attorneys-in-fact, with full power of substitution, for and on behalf of the Company, to execute and file with the Securities and Exchange Commission such notifications and registration statements to be filed under the 1940 Act and the 1933 Act, and such amendments, exhibits and other supporting documents thereto, and such other documents in connection therewith, as such attorneys-in-fact, or any one of them, may deem necessary or advisable, and the President, any Vice President and Secretary of the Company are hereby authorized, for and on behalf of the Company, to execute a power of attorney in favor of said attorneys-in-fact.

     BE IT RESOLVED, that the President, any Vice President and Secretary of the Company, and such other officers and employees of the Company as the President of the Company may designate, and each of them, are hereby authorized, for and on behalf of the Company, to execute such other and further instruments and to take such other and further action as they, or any of them, may deem necessary or advisable to carry out the purposes of the foregoing resolutions.

Dated the 22nd day of March 1994

                                      EXECUTIVE COMMITTEE


                                      /s/ Craig R. Rodby
                                      -----------------------
                                      Craig R. Rodby


                                      /s/ John H. Flittie
                                      -----------------------
                                      John H. Flittie


                                      /s/ John G. Turner
                                      -----------------------
                                      John G. Turner